Exhibit 10.15

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of May 2, 2008 by and among Macrovision Solutions Corporation, a Delaware corporation (the “Corporation”) and                                          (“Indemnitee”):

WHEREAS, the Board of Directors has determined that the ability to attract and retain qualified persons as directors and officers is essential to the best interests of the Corporation’s stockholders and that the Corporation should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Corporation; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Corporation and in any other capacity with respect to the Corporation, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Corporation, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Corporation and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Corporation has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Corporation and its stockholders; and

WHEREAS, the Corporation desires to have Indemnitee continue to serve as a director or officer of the Corporation and in such other capacity with respect to the Corporation as the Corporation may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Corporation; and Indemnitee desires to continue so to serve the Corporation, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;

WHEREAS, this Agreement is a supplement to and in furtherance of Article V of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), Article VI of the By-Laws of the Corporation (the “By-Laws”), the General Corporation Law of the State of Delaware (“DGCL”) and the rights granted under the Certificate, the By-Laws, the DGCL and any resolutions adopted pursuant thereto, and nothing contained in this Agreement shall be deemed to be a substitute therefor or construed to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may serve, continue to serve and to take on additional service for or on behalf of the Corporation.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a) “Affiliate” includes any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise directly or indirectly owned, in whole or in part, by the Corporation.

(b) “Corporate Status” means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or any majority owned subsidiary of the Corporation, or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

(c) “Change in Control” shall be deemed to have occurred if:

(1) any person, as that term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Corporation representing 50% or more of the total voting power of the Corporation’s then outstanding Voting Securities;

(2) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority of the Board of Directors of the Corporation, unless any such change is approved by a majority of the members of the Board of Directors of the Corporation in office immediately prior to such cessation;

(3) the Corporation is merged, consolidated or reorganized into or with another corporation or legal person (an “Acquiring Person”) or securities of the Corporation are exchanged for securities of an Acquiring Person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then outstanding securities of the resulting entity immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of Voting Securities immediately prior to such transaction;

(4) the Corporation and its consolidated subsidiaries, in any transaction or series of related transactions, sells or otherwise transfers all or substantially all of its assets to an Acquiring Person;

(5) the Corporation and its subsidiaries, in any transaction or series of related transactions, sells or otherwise transfers business operations that generated seventy percent (70%) or more of the consolidated revenues (determined on the basis of the Corporation’s four most recently completed fiscal quarters) of the Corporation and its subsidiaries immediately prior thereto;

(6) the Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction; or

(7) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this definition.

Notwithstanding the provisions of Section (c)(1) or (c)(4), unless otherwise determined in a specific case by majority vote of the Board of Directors of the Corporation, a Change in Control shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Corporation, (ii) an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the voting securities or (iii) any Corporation sponsored employee stock ownership plan, or any other employee benefit plan of the Corporation, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of the Corporation, or because the Corporation reports that a Change in Control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

(d) “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Expenses” includes, without limitation, all reasonable attorneys’ fees, expenses of accountants and other advisors, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, the premium, security for, and other costs relating to any bond (including bond costs, appraisal bonds or their equivalents) and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any other matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “Potential Change in Control” shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the Corporation’s then outstanding Voting Securities, increases such person’s beneficial ownership of such securities by five percentage points or more over the initial percentage of such securities; or (iv) the Board of Directors of the Corporation adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, including one initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce his or her rights under this Agreement.

(i) “Voting Securities” means any securities of the Corporation which vote generally in the election of directors.

Section 2. Services by Indemnitee. Indemnitee may at any time and for any reason resign from any position (subject to any other contractual obligation or any obligation imposed by operation of law), without affecting the indemnification hereunder, except as specifically provided in this Agreement.

Section 3. Indemnification - General. The Corporation shall hold harmless and indemnify, and pay Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

Section 4. Proceedings Other than Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to any contemplated, pending or completed Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 4, Indemnitee shall be indemnified against Expenses, losses, claims, liabilities, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any such Proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. For purposes of this Section 4, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or the books of account of the Corporation or an Affiliate, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or an Affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an Affiliate, or by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliate.

Section 5. Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to any contemplated, pending, or completed Proceeding brought by or in the right of the Corporation. Pursuant to this Section

5, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in any such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law expressly prohibits such indemnification unless and only to the extent that the Chancery Court of the State of Delaware or the court in which such Proceeding shall have been brought or is pending shall determine that indemnification against Expenses may nevertheless be made by the Corporation. For purposes of this Section 5, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or the books of account of the Corporation or an Affiliate, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or an Affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an Affiliate, or by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliate.

Section 6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified, to the maximum extent permitted by law, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee, to the maximum extent permitted by law, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section and without limiting the foregoing, the Indemnitee shall be deemed to be successful as to a claim, issue or matter upon the following : (i) the termination of any such claim, issue or matter by dismissal with or without prejudice, and (ii) the termination of any such claim, issue or matter by any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, unless it is established in such Proceeding that Indemnitee did not meet the applicable standard for indemnification set forth in the DGCL.

Section 7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 8. Payment of Expenses. The Corporation shall pay all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within 20 days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such payment from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and, if the DGCL requires, shall include or be preceded or accompanied by an undertaking by or on behalf of

Indemnitee to repay any Expenses paid if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and Indemnitee’s undertaking to pay any such amounts shall be unsecured and interest free. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement, including the establishment of any right to indemnification pursuant to this Agreement and enforcement of this provision.

Section 9. Procedure for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Corporation, or to provide such a request in a timely fashion, shall not relieve the Corporation of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Corporation.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in such case by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (4) as provided in Section 10(b) of this Agreement. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 30 days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) If required, Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him or her of the identity of Independent Counsel so selected. Indemnitee may within seven days after such written notice of selection shall have been given, deliver to the Corporation, a written objection to such selection. Such objection may be asserted only on the grounds that Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Chancery Court of the State of Delaware, or other court of competent jurisdiction, for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 9(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding or arbitration pursuant to Section 11(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses under this Agreement, under any other agreement, any provision of the Corporation’s By-Laws or any directors’ and officers’ liability insurance, shall be borne by the Corporation. The Corporation hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person(s) making the determination with respect to Indemnitee’s entitlement to indemnification determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

Section 10. Presumption and Effects of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume both that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and anyone seeking to overcome such presumptions shall have the burden of proof and the burden of persuasion by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumptions.

(b) If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 90 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) actual and material fraud in the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or create a presumption that (with respect to any criminal action or proceeding) Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) Neither the failure of the Corporation (including its directors who are not parties to an action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to an action, a committee of such directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct or, in the case of an action brought by Indemnitee, be a defense to such action.

(e) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(f) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any such person, persons or entity shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(g) The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

Section 11. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification hereunder, (ii) payment of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 9(b) of this Agreement within 30 days after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made within 30 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10 of this Agreement, Indemnitee shall be entitled to an adjudication in the Chancery Court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or payment of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or award in arbitration within 180 days following the date on which Indemnitee has the right to commence such proceeding pursuant to this Section 11(a). The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Corporation shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

(d) To the extent deemed appropriate by the court, interest shall be paid by the Corporation to Indemnitee at a reasonable interest rate for amounts which the Corporation indemnifies or is obliged to indemnify Indemnitee for the period commencing with the date on which Indemnitee requested indemnification (or payment of expenses) and ending with the date on which such payment is made to Indemnitee by the Corporation.

(e) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of, or an award in arbitration to enforce, his or her rights under, or to recover damages for breach of, this Agreement or to recover under any directors’ and officers’ liability insurance policies maintained by the Corporation, or the Corporation brings any such action to recover from Indemnitee any payment of Expenses, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by him or her in such judicial adjudication or arbitration, but only if he or she prevails therein in whole or in part. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or payment of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 12. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, the Bylaws, the DGCL, any agreement, a vote of the stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee acting in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL (whether by statute or judicial decision), the Certificate of Incorporation or the Bylaws permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 13. Duration of Agreement. This Agreement shall be binding upon the Corporation and its successors and assigns (including, but not limited to, any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.

Section 14. Severability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Corporation and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

Section 15. Exception to Right of Indemnification or Payment of Expenses. Except as otherwise provided in this Agreement, Indemnitee shall not be entitled to indemnification or payment of Expenses under this Agreement with respect to any Proceeding, or any claim therein brought or made by him or her against the Corporation.

Section 16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 17. Headings; References; Pronouns. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement unless otherwise provided. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation in writing of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability that it may have to Indemnitee.

Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed to Indemnitee at his or her address set forth in the Corporation’s records and to the Corporation at its principal executive offices, or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

Section 21. Governing Law; Consent to Jurisdiction. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. The Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 22. Change in Control. The Corporation agrees that if there is a Change in Control of the Corporation (other than a Change in Control which has been approved by two- thirds or more of the Corporation’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expenses under this Agreement or any other agreement, the Bylaws or Certificate of Incorporation now or hereafter in effect relating to Proceedings for indemnifiable events, the Corporation shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld or delayed). In the event that Indemnitee and the Corporation are unable to agree on the selection of the Independent Counsel, such Independent Counsel shall be selected by lot from among at least five law firms with offices in the State of Delaware having more than fifty attorneys, having a rating of “av” or better in the then current Martindale Hubbell Law Directory (if available) and having attorneys which specialize in corporate law. Such selection shall be made in the presence of Indemnitee (and his or her legal counsel or either of them, as Indemnitee may elect). Such counsel, among other things, shall, within 90 days of its retention, render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 23. Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Corporation director or officer. If, at the time the Corporation receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. In the event of a Potential Change in Control, the Corporation shall maintain in force any and all insurance policies then maintained by the Corporation providing directors’ and officers’ liability insurance, in respect of Indemnitee, for a period of six years thereafter. The Corporation shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with any successful action brought by Indemnitee for recovery under any insurance policy referred to in this Section and shall advance to Indemnitee the Expenses of such action.

Section 24. Contribution.

(a) Whether or not the indemnification provided in this Agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the Law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

25. Security. To the extent requested by Indemnitee and approved by the Board of Directors of the Corporation, the Corporation may at any time and from time to time provide security to Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MACROVISION SOLUTIONS CORPORATION, INDEMNITEE

a Delaware corporation

By:

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